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                                                                     Exhibit 5.2




                                  June 5, 1998




Brandywine Realty Trust
16 Campus Boulevard
Newton Square, Pennsylvania  19073

         Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

         We have served as Maryland counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of (i) the following securities of the Company having an aggregate initial offering price of up to $633,129,026 (collectively, the "Securities"): (a) common shares of beneficial interest, $.01 par value per share ("Common Shares"), (b) one or more series of preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), (c) one or more series of Preferred Shares represented by depositary receipts ("Depositary Shares"), and (d) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (the "Warrants") and (ii) unconditional and irrevocable guarantees by the Company ("Guarantees") of up to $750,000,000 aggregate initial offering price of debt securities (the "Debt Securities") by Brandywine Operating Partnership, L.P. (the "Operating Partnership"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

                  1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the 1933 Act;

                  2. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

                  3. The Bylaws of the Company (the "Bylaws"), certified as of a recent date by its Secretary;

                  4. Resolutions adopted by the Board of Trustees of the Company relating to the sale, issuance and registration of the Securities and the Debt Securities, certified as of a recent date by the Secretary of the Company;

                  5. The form of certificate representing the Common Shares, certified as of a recent date by its Secretary;




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                  6. The form of certificate representing the Preferred Shares, certified as of a recent date by its Secretary;

                  7. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

                  8. A certificate executed June 5, 1998 by Brad A. Molotsky, Secretary of the Company, which we have assumed is true and complete; and

                  9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

                  1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

                  2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

                  3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

                  4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There has been no oral or written modification or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

                  5. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration. The Securities and the Debt Securities will not be transferred in violation of any restriction or limitation contained in the Declaration.

                  6. The issuance of, and certain terms of, the Securities and the Debt Securities to be issued by the Company or the Operating Partnership, as the case may be, from time to time will be approved by the Board of Trustees of the Company or a duly authorized committee thereof in accordance with Maryland law (the "Trust Proceedings").

                  7. Any Debt Securities which are the subject of Guarantees will be issued pursuant to an indenture (an "Indenture") between the Operating Partnership, the Company and a trustee for the benefit of the holders of the Debt Securities.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:




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                  1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

                  2. Upon the completion of all Trust Proceedings relating to the Securities that are Common Shares (the "Common Securities") and the due execution, countersignature and delivery of certificates evidencing the Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities are duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

                  3. Upon the completion of all Trust Proceedings relating to the Securities that are Preferred Shares (the "Preferred Securities") and the due execution, countersignature and delivery of certificates evidencing the Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities), and (c) the Preferred Securities will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the Preferred Securities are duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

                  4. Upon completion of all Trust Proceedings relating to Guarantees, and upon the due execution of delivery of the Debt Securities pursuant to the Indenture, the Guarantees will be duly authorized by all necessary trust action of the Company, and the Guarantees will be legally issued and will be binding obligations of the Company.

         The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to compliance with the securities (or "blue sky") laws or the real estate syndication laws of the State of Maryland.

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you solely for submission to the Securities and Exchange Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity (other than Pepper Hamilton LLP, counsel to the Company) without, in each instance, our prior written consent.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                                   Very truly yours,

                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
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                                   BALLARD SPAHR ANDREWS & INGERSOLL, LLP